Exhibit (10)W

                               FNB CORPORATION
                           2006 INCENTIVE STOCK PLAN

                                    FORM OF
                           RESTRICTED STOCK AGREEMENT
                                       FOR
                             NON-EMPLOYEE DIRECTOR

                               Granted {DATE 1}

This Restricted Stock Agreement is entered into as of {DATE 1} pursuant to
Article VIII of the FNB Corporation 2006 Incentive Stock Plan (the "Plan") and evidences the grant, and the terms, conditions and restrictions pertaining thereto, of Restricted Stock awarded to {NAME} (the
"Participant").

1. Award of Shares. In consideration of the services rendered to FNB Corporation (the "Company") and/or its Subsidiaries by the Participant as a member of the Board of Directors of the Company or a Subsidiary, the Committee hereby grants to the Participant a Restricted Stock Award as of {DATE 1} ("Award Date"), covering {NUMBER} Shares of the Company's Stock (the "Award Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This Award is granted pursuant to the Plan and is subject to the terms thereof.

2.     Period of Restriction.

       (a) Subject to earlier vesting or forfeiture as hereinafter provided, the period of restriction (the "Period of Restriction") applicable to the Award Shares is as follows:
             {VESTING SCHEDULE}.

       (b) Notwithstanding any other provision of this Agreement to the contrary, if a Change in Control occurs after the Award Date and during the continuation of the Participant's Board Service (as defined in Paragraph 7), the Period of Restriction shall end and any remaining restrictions applicable to any of the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.

       (c) Except as otherwise provided pursuant to Paragraph 2(b) or 6, the applicable portion of the Award Shares shall become freely transferable by the Participant after the last day of its Period of Restriction.

3. Stock Certificates. The stock certificate(s) for the Award Shares shall be registered on the Company's stock transfer books in the name of the Participant in book entry or electronic form or in certificated form as determined by the Committee. If issued in certificated form, physical possession of the stock certificate(s) shall be retained by the Company until such time as the Period of Restriction lapses.

       Any Award Shares issued in book entry or electronic form shall be subject to the following legend, and any certificate(s) evidencing the Award Shares shall bear the following legend, during the Period of
       Restriction:

           The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the FNB Corporation 2006 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated {DATE 1}. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of FNB Corporation.
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4.     Voting Rights.  During the Period of Restriction, the Participant may
       exercise full voting rights with respect to the Award Shares.

5. Dividends and Other Distributions. During the Period of Restriction, the Participant shall be entitled to receive currently all dividends and other distributions paid with respect to the Award Shares (other than dividends or distributions which are paid in Shares of Stock). If, during the Period of Restriction, any such dividends or distributions are paid in Shares of Stock, such Shares shall be registered in the name of the Participant and, if issued in certificate form, deposited with the Company as provided in Paragraph 3, and such Shares shall be subject to the same restrictions on transferability as the Award Shares with respect to which they were paid.

6.     Board Service and Forfeiture.

       (a) If the Participant's Board Service (as defined in Paragraph 7) ceases due to the Participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), any remaining Period of Restriction applicable to the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.

       (b) If the Participant's Board Service (as defined in Paragraph 7) ceases as a result of the Participant's retirement from Board Service in accordance with any applicable Company policy on mandatory or permissive, early or normal retirement as in effect at the date of such retirement during the Period of Restriction, the restrictions applicable to the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.

       (c) If the Participant's Board Service (as defined in Paragraph 7) ceases for any reason other than those set forth in Paragraphs 6(a) and (b) above during the Period of Restriction, any Award Shares still subject to restrictions at the date of such cessation of Board Service shall be automatically forfeited to the Company; provided, however, that, if Participant's Board Service ceases at the request of the Board, the Committee, may, in its sole discretion, waive the automatic forfeiture of any or all Award Shares and/or may add such new restrictions to the Award Shares as it deems appropriate.

7.     Board Service.

       (a) For purposes hereof, "Board Service" means membership on the Board of Directors of the Company or a Subsidiary and includes subsequent service as an Employee, if any, as provided in this paragraph. Notwithstanding any contrary provision or implication herein, in determining cessation of Board Service for purposes hereof, transfers between the Boards of Directors of the Company and/or any Subsidiary shall be disregarded and shall not be considered a cessation of Board Service, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded and shall not be considered a cessation of Board Service.

       (b) Nothing under the Plan or in this Agreement shall confer upon the Participant any right to continue Board Service or in any way affect any right of the Company to terminate the Participant's Board Service without prior notice at any time for any or no reason.

8. Withholding Taxes. The Company shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares. At its discretion, the Committee may require the Participant to reimburse the Company for any such taxes required to be withheld by the Company and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes; or to retain and withhold a number of Shares of Stock having a Fair Market Value not less than the amount of such taxes, and cancel any such Shares so withheld, in order to reimburse the Company for any such taxes.
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9.     Compliance with Securities Laws.  The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission covering the Shares of Stock of the Company, which are the subject of and may be issued pursuant to this Agreement, at all times during which this Award is outstanding and there is no applicable exemption from registration of such Shares.

10. Administration. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding Awards, and to require of any person receiving Stock pursuant to this Award, at the time of such receipt, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder or by reason of the tax laws of any state. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Participant.

11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

12. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.

13. Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein, during the Period of Restriction, the Award Shares, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged, or hypothecated in any way and shall not be subject to execution, attachment, or similar process.

14. Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

To evidence their agreement to the terms, conditions, and restrictions, the Company and the Participant have signed this Agreement as of the date first above written.

      FNB CORPORATION                     By:________________________________

                                          Its:_______________________________


      PARTICIPANT:                        ___________________________________
                                          {NAME}
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